EXHIBIT 99.1

PAINCARE HOLDINGS REVEALS PLANNED NEW BUSINESS INITIATIVE: “INTEGRATED PAIN SOLUTIONS”

Administering to Third Party Payers, Company to Establish Highly Credentialed, Multi-Disciplined Provider Networks in Select U.S. Markets in 2007

Orlando, FL – (PR NEWSWIRE) – October 26, 2006 – PainCare Holdings, Inc. (AMEX:PRZ), one of the nation’s leading providers of pain-focused medical and surgical solutions and services, today announced a planned new business initiative centered on effecting a new industry paradigm in the delivery of state-of-the-art, pain-focused, medical care and payer administration.

Specifically, PainCare will form a new wholly-owned subsidiary to be named Integrated Pain Solutions (IPS). Leveraging PainCare’s centralized and specialized knowledge base of advanced pain diagnostics, interventional pain management and functional restoration procedures and solutions, IPS will develop, administer and track the outcome of proprietary, evidenced-based, clinical pathways for the management of acute or chronic pain. This clinical criteria will serve as the basis for the delivery of quality care by highly credentialed, multi-disciplined provider networks contracted and managed by IPS in select U.S. markets.

Upon establishing each regionalized provider network, IPS will contract with third party payers, including insurance carriers, self-insured employers and large trade unions, among other similar groups, to provide utilization management services, specialized case management and prospective and concurrent risk assessment of patients requiring pain-related care and treatment. Further, IPS will endeavor to ultimately establish “Pain Centers of Excellence” in its primary service markets where it will centralize care addressing interventional pain management, functional restoration and behavioral health. PainCare expects to launch commercial operations of IPS late in the first quarter of 2007, following the necessary corporate set-up and development efforts required to activate the first provider network.

Randy Lubinsky, Chief Executive Officer of PainCare, stated, “The changes that have taken place in healthcare over the past ten years make it imperative that payers support the movement to an evidenced-based, pay-for-performance model. By permitting PainCare and its pain specialists to be the gatekeepers to patient care administration, utilizing our Network data gathering capabilities to enable care providers to make sound treatment decisions, we believe that we can empower patients, providers and payers with a stronger, more cost-efficient and much more stable system of care delivery.”

“With the treatment of pain-related injuries and conditions costing payers and employers an estimated $100 billion each year in the U.S. alone, there is a significant opportunity for PainCare to play a pioneering role in helping third party payers to control costs without compromising the quality and effectiveness of patient care. Through Integrated Pain Solutions, PainCare intends to take the lead in effecting a ‘continuum of excellence’ in the pain industry, helping to further define PainCare as the noted leader in the space. We are very excited about this new business initiative and have high expectations that it will contribute to PainCare’s growth in 2007 and beyond,” concluded Lubinsky.

About PainCare Holdings, Inc.

Headquartered in Orlando, Florida, PainCare Holdings, Inc. is one of the nation’s leading providers of pain-focused medical and surgical solutions and services. Through its proprietary network of acquired or managed physician practices and ambulatory surgery centers, and in partnership with independent physician practices and medical institutions throughout the United States and Canada, PainCare is committed to utilizing the most advanced science and technologies to diagnose and treat pain stemming from neurological and musculoskeletal conditions and disorders.

Through its wholly owned subsidiary, Caperian, Inc., PainCare offers medical real estate and development services. For more information on PainCare Holdings, please visit www.paincareholdings.com.

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; the inability to attract new patients by our owned practices, the managed practices and the limited management practice; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with physician practices, whether due to competition or other factors; the inability to comply with regulatory requirements governing our owned practices, the managed practices and the limited management practices; that projected operating efficiencies will not be achieved due to implementation difficulties or contractual spending commitments that cannot be reduced; and to the general risks associated with our businesses.

In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

FOR MORE INFORMATION, PLEASE CONTACT: Media Relations

Suzanne Beranek at 407.475.0763 or via email at suzanne@beranekcommunications.com

Investor Relations

Dodi Handy, Elite Financial Communications Group, LLC at 407.585.1080 or via email at prz@efcg.net